Exhibit 99.1

INVESTools Approved for Listing on NASDAQ National Market, Trading to Begin May 23 under Symbol ''IEDU''

    SALT LAKE CITY--(BUSINESS WIRE)--May 11, 2006--INVESTools Inc. (AMEX:IED), the market leader in fulfilling the lifelong education needs of self-directed investors, announced today that its common stock has been approved for listing on the NASDAQ National Market, contingent upon INVESTools being in compliance with all applicable listing standards on the date it is scheduled to begin trading. INVESTools' common stock will commence trading on the NASDAQ National Market at the open of the market on Tuesday, May 23, 2006, under the new ticker symbol "IEDU." Until that date, INVESTools' common stock will continue to trade on the American Stock Exchange under the symbol "IED."
    "INVESTools is proud to achieve another milestone of excellence for our students and our shareholders through the listing of our common stock on the NASDAQ National Market, the largest US electronic stock market," said Lee K. Barba, Chairman and CEO. "With a steadily increasing percentage of our common stock owned and traded by large institutional investors and mutual funds, we believe that the NASDAQ market system will provide greater liquidity and price transparency in the trading of our shares.
    "I would like to extend our appreciation to the American Stock Exchange for their support of our Company in the public capital markets in recent years, a period in which INVESTools has grown substantially, as well as to the entire INVESTools team for their hard work and dedication which made this significant accomplishment possible."

    About INVESTools Inc.

    INVESTools offers a full range of investor education products and services that provide lifelong learning in a variety of interactive delivery formats, including instructor-led online courses, in-person workshops, "at home" study programs, one-on-one and group online coaching sessions and telephone, live-chat and email support. Approximately 224,000 investors around the world have graduated from INVESTools' investor education programs. Log on to http://www.investools.com to learn more about the INVESTools Method(TM) -- one of the most widely recognized, adopted and endorsed approaches to investor education.
    All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "believe", "intend," "expect", "may", "could", "would", "will", "should", "plan", "project", "contemplate", "anticipate", or similar statements. Because these statements reflect the Company's current views concerning future events, these forward-looking statements are subject to risks and uncertainties. The Company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, the success of brand development efforts and strategic alliances; demand for the Company's products and services; the ability to compete effectively and adjust to changing market conditions; inability to protect the Company's proprietary technology; difficulties or delays in developing improved products when expected or desired and with the additional features contemplated or desired; the potential for intellectual property infringement, warranty, product liability, and other claims; the uncertainties associated with governmental regulation; the outcome of pending litigation and other factors detailed from time to time in the SEC reports of INVESTools Inc. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

    CONTACT: INVESTools Inc.
             Ida Kane, 801-816-6918
             ida.kane@investools.com
             or
             Paul Helbling, 281-588-9732
             paul.helbling@investools.com